FORM 4					UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549					OMB APPROVAL

☐ Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b).		STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP OF SECURITIES								OMB Number: 3235-0287 Expires: January 31, 2008 Estimated average burden hours per response. . . . . . . .0.5
(Print or Type Responses)		Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(h) of the Investment Company Act of 1940

1. Name and Address of Reporting Person* PAR Capital Management, Inc.			2. Issuer Name and Ticker or Trading Symbol US Airways Group, Inc. (LCC)					5. Relationship of Reporting Person(s) to Issuer (Check all applicable) X(4) Director X 10% Owner

(Last) (First) (Middle) One International Place, Suite 2401			3. Date of Earliest Transaction Required to be Reported (Month/Day/Year) 10/17/2005					Officer (give Other (specify title below) below)

(Street) Boston, MA 02110			4. If Amendment, Date Original Filed (Month/Day/Year)					6. Individual or Joint/Group Filing (Check Applicable Line) Form filed by One Reporting Person X Form filed by More than One Reporting Person

(City) (State) (Zip)			Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)			2. Trans- action Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3. Trans- action Code (Instr. 8)	4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Bene- ficial Owner- ship (Instr. 4)

Code	V	Amount	(A) or (D)	Price

Common Stock			10/17/05		X	1,333,333	A	$15.00	10,768,485	I	(1)

Common Stock			10/17/05		X	1,333,333	A	$15.00	10,768,485	I	(2)

Common Stock			10/17/05		X	1,333,333	A	$15.00	10,768,485	D

FORM 4 (continued)  Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned

 (e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivative Security (Instr. 3)	2.Conver- sion or Exercise Price of Deriv- ative Security	3. Trans- action Date (Month/ Day/ Year)	3A. Deemed Execution Date, if any (Month/ Day/ Year)	4. Trans- action Code (Instr. 8)		5. Number of Deriv- ative Securities Ac- quired (A) or Dis- posed of (D) (Instr. 3, 4 and 5)		6. Date Exerc- isable and Expiration Date (Month/Day/ Year)		7. Title and Amount of Underlying Securities (Instr. 3 and 4)		8. Price of Deriv- ative Secur- ity (Instr. 5)	9. Number of Deriv-ative Secur- ities Beneficially Owned Following Reported Trans- action(s) (Instr. 4)	10. Owner- ship Form of Deriv- ative Security Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Benefi- cial Owner- ship (Instr. 4)

Code	V	(A)	(D)	Date Exer-cisable	Expira-tion Date	Title	Amount or Number of Shares

Stock Options (Right to Buy)	$15.00	10/17/05		X			1,333,333 (1)	Immed.	(3)	Common Stock	1,333,333		0	I	(1)

Stock Options (Right to Buy)	$15.00	10/17/05		X			1,333,333 (2)	Immed.	(3)	Common Stock	1,333,333		0	I	(2)

Stock Options (Right to Buy)	$15.00	10/17/05		X			1,333,333	Immed.	(3)	Common Stock	1,333,333		0	D

Explanation of Responses:

(1) These securities are held directly by PAR Investment Partners, L.P. (“PIP”). PAR Capital Management, Inc. (“PCM”) is the general partner of PAR Group, L.P. (“PAR Group”), which is the general partner of PIP. PCM disclaims beneficial ownership of these securities except to the extent of the pecuniary interest, if any, in such securities as a result of PCM’s general partner interest in PAR Group, which has a general partner interest in PIP and a contingent right to receive a performance-based advisory fee from PIP.

(2) These securities are held directly by PIP. PAR Group disclaims beneficial ownership of these securities except to the extent of the pecuniary interest, if any, in such securities as a result of PAR Group’s general partner interest in PIP and with respect to PAR Group’s contingent right to receive a performance-based advisory fee from PIP.

(3) The stock options held by the reporting person were exercisable upon 2 business days notice given on or before October 13, 2005.

(4) Pursuant to a Stockholder’s Agreement dated September 27, 2005, PIP is entited to designate a director for appointment to the Board of Directors of the issuer.

PAR Capital Management, Inc.

Exhibit List – Exhibit 99.1 and 99.2 Joint Filer Information

Exhibit 99.1

Form 4 Joint Filer Information

Name:	PAR Group, L.P.
Address:	One International Place Suite 2401 Boston, MA 02110
Designated Filer:	PAR Capital Management, Inc.
Issuer and Ticker	US Airways Group, Inc. (LCC)
Date of Earliest Transaction Required to be Reported:	October 17, 2005
Signature:	PAR Group, L.P. By: PAR Capital Management, Inc., its general partner By: /s/ Suzanne Matulis__________________ Name: Suzanne Matulis Title: Secretary

Exhibit 99.2

Form 4 Joint Filer Information

Name:	PAR Investment Partners, L.P.
Address:	One International Place Suite 2401 Boston, MA 02110
Designated Filer:	PAR Capital Management, Inc.
Issuer and Ticker	US Airways Group, Inc. (LCC)
Date of Earliest Transaction Required to be Reported:	October 17, 2005
Signature:	PAR Investment Partners, L.P. By: PAR Group, L.P., its general partner By: PAR Capital Management, Inc., its general partner By: /s/ Suzanne Matulis Name: Suzanne Matulis Title: Secretary